            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------- ---------------------------------------

                                 Give the
For this type of account:        SOCIAL SECURITY
                                 number of--
--------------------------------------------------
1. An individual's account       The individual

2. Two or more individuals       The actual owner
   (joint account)               of the account
                                 or, if combined
                                 funds, the first
                                 individual on the
                                 account(1)

3. Husband and wife (joint       The actual owner
   account)                      of the account
                                 or, if joint
                                 funds, either
                                 person(1)

4. Custodian account of a        The minor(2)
   minor (Uniform Gift to
   Minors Act)

5. Adult and minor (joint        The adult or, if
   account)                      the minor is the
                                 only contributor,
                                 the minor(1)

6. Account in the name of        The ward, minor,
   guardian or committee for a   or incompetent
   designated ward, minor, or    person(3)
   incompetent person

7. a. A revocable savings        The grantor-
      trust account (in which    trustee(1)
      grantor is also
      trustee)
   b. Any "trust" account that   The actual
      is not a legal or valid    owner(1)
      trust under State law

8. Sole proprietorship           The owner(4)
   account

                                 Give the EMPLOYER
For this type of account:        IDENTIFICATION
                                 number of --
                                          --------
 9. A valid trust, estate, or    The legal entity
  pension                        (do not furnish
                                 the identifying
                                 number of the
                                 personal
                                 representative or
                                 trustee unless
                                 the legal entity
                                 itself is not
                                 designated in the
                                 account title)
                                 (5)

10. Corporate account            The corporation


11. Religious, charitable or     The organization
    educational organization
    account

12. Partnership account held     The partnership
    in the name of the business

13. Association, club, or        The organization
    other tax-exempt
    organization

14. A broker or registered       The broker or
    nominee                      nominee

15. Account with the             The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a State or
    local government, school
    district, or prison) that
    receives agricultural
    program payments


--------------------------------------- ---------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a), or an individual re-
    tirement plan, or a custodial account under section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  . A foreign government or a political subdivision, agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the United
    States or a possession of the United States.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times during the tax year under the Investment
    Company Act of 1940.
  . A foreign central bank of issue.
  . Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regula-tions promulgated thereunder.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the United
    States and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
 Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, and
    (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification num-ber to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.
Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.
 Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup with-holding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
Privacy Act Notices. Section 6109 requires most recipients of dividends, in-terest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identi-fication purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identi-fication number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or pat-ronage dividends in gross income and such failure is due to negligence, a pen-alty of 20% is imposed on any portion of an underpayment attributable to the failure.
(3) Civil Penalty for False Statements With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information.--If you falsify certifica-tions or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.